UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2013

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed by General Employment Enterprises, Inc. (the “Company”) in its Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2012,  the Company dismissed BDO USA, LLP as its independent registered public accounting firm on November 26, 2012, and on November 29, 2012 engaged Friedman LLP as its new independent registered public accounting firm.  As a result of this change, the Company has been delayed in the filing of its Form 10-K for its fiscal year ended September 30, 2012 and the filing of its Form 10-Q for the three month period ended December 31, 2012.  On February 21, 2013, the Company received a letter (the “Letter”) from NYSE MKT, LLC (the “NYSE MKT”) which stated, among other things, that the Company has failed to timely file its Form 10-Q with the SEC for its quarter ended December 31, 2012, and that the timely filing of this report is a condition to the Company’s continued listing on the NYSE MKT pursuant to Sections 134 and 1101 of the NYSE MKT’s Company Guide.  The Company has furnished a plan to the NYSE MKT, as previously required, advising the NYSE MKT of an action plan it has taken that will bring the Company in compliance with Sections 134 and 1101 of the NYSE MKT’s Company Guide by April 17, 2013.  The Company and its new independent registered public accounting firm are working diligently to finalize the Company’s financial statements in order to allow the Company to file its annual report for its fiscal year ended September 30, 2012 and the quarterly report for the period ended December 31, 2012.

On February 27, 2013 a press release announcing the receipt of the letter from the NYSE MKT, LLC was issued. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by General Employment Enterprises, Inc. dated February 27, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: February 27, 2013	By: /s/ Michael K. Schroering
Michael K. Schroering
Chairman of the Board and Chief Executive Officer

3